Exhibit 16(a)

POWER OF ATTORNEY

The undersigned, Michael J. Castellano, Richard E. Cavanagh, Cynthia L. Egan, Frank J. Fabozzi, Henry Gabbay, R. Glenn Hubbard, W. Carl Kester, Catherine A. Lynch, Karen P. Robards, Robert Fairbairn and John M. Perlowski, Trustees of BlackRock Multi-State Municipal Series Trust, hereby authorize Benjamin Archibald, John M. Perlowski, Neal J. Andrews, Jay M. Fife, Jennifer McGovern, Scott Hilton and Janey Ahn, or any of them, as attorney-in-fact, to sign on his or her behalf in the capacities indicated (and not in such person’s personal individual capacity for personal financial or estate planning), the Registration Statement on Form N-14 for BlackRock Multi-State Municipal Series Trust or any amendment thereto (including any pre-effective or post-effective amendments) for or on behalf of BlackRock Multi-State Municipal Series Trust, or any current or future series thereof, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

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IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 31st day of December, 2019.

Signature	Title

/s/ Michael J. Castellano Michael J. Castellano	Trustee

/s/ Richard E. Cavanagh Richard E. Cavanagh	Trustee

/s/ Cynthia L. Egan Cynthia L. Egan	Trustee

/s/ Frank J. Fabozzi Frank J. Fabozzi	Trustee

/s/ Henry Gabbay Henry Gabbay	Trustee

/s/ R. Glenn Hubbard R. Glenn Hubbard	Trustee

/s/ W. Carl Kester W. Carl Kester	Trustee

/s/ Catherine A. Lynch Catherine A. Lynch	Trustee

/s/ Karen P. Robards Karen P. Robards	Trustee

/s/ Robert W. Fairbairn Robert W. Fairbairn	Trustee

/s/ John M. Perlowski John M. Perlowski	Trustee

[Signature Page to Power of Attorney for BlackRock Multi-State Municipal Series Trust N-14]